 Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Agreement”) made in duplicate originals and effective this 1st day of July, 2000, is between Summit Financial Group, Inc. (formerly known as South Branch Valley Bancorp, Inc.), a West Virginia corporation (the “Company”) and Ronald Miller (“Employee”).

WHEREAS, Employee and Company executed an Employment Agreement, effective August 1, 1998 (the “Employment Agreement”).

WHEREAS, Employee and the Company desire to amend the Employment Agreement to provide for the waiver of future merit raises by Employee in exchange for the establishment of a Supplement Executive Retirement Plan by the Company for the benefit of Employee.

NOW THEREFORE, in consideration of the mutual promises and covenants made in this Agreement, the parties agree as follows:

1. Paragraph 2 of the Agreement shall be amended to read as follows:

2.
Term. The term of this Agreement shall be for three (3) years commencing on July 1, 2000, and ending on June 30, 2003, unless one of the parties terminates this Agreement as provided herein. On July 1, 2003, and every three years thereafter (the “Anniversary Date”), the Agreement shall renew automatically for an additional three years unless either the Board of Directors of Company or Employee gives contrary written notice to the other no later than the Anniversary Date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

2. Paragraph 6, Subsections A and B of the Agreement shall be amended to read as follows:

A.
For a period of three (3) years after Employee’s employment with the Company is terminated by Employee for any reason other than Employee’s disability, Employee shall not, directly or indirectly, engage in the business of banking in the City of Winchester or the County of Frederick, Virginia. For purposes of this Paragraph 6(A), being engaged in the business of banking shall mean Employee’s presence or work in a bank office in the specified geographic area or Employee’s solicitation of business from clients with a primary or principle office in the specified geographic area.

B.
During Employee’s employment by the Company and for three (3) years after Employee’s employment with the Company is terminated by Employee for any reason other than Employee’s permanent disability rendering him unable to perform the duties of an officer or director of a banking organization, Employee shall not, on his own behalf or on behalf of any other person, corporation or entity, either directly or indirectly, solicit, induce, recruit or cause another person in the employ of the Company or its affiliates to terminate his or her employment for the purpose of joining, associating or becoming an employee with any business which is in competition with any business or activity engaged in by the Company or its affiliates.

3. Exhibit A, Subsection A, shall be amended to read as follows:

Base Salary. Employee’s starting base salary shall be Seventy-five Thousand Dollars ($75,000) per year. As of the date that the Virginia Bank opens for business, the base salary shall be increased to One Hundred Thousand Dollars ($100,000) per year. Effective March 1, 2000, Employee’s base salary shall be $125,000. Employee shall be considered for salary increases on the basis of cost of living increases, beginning with the year ended December 31, 2000.

4. Exhibit A, Paragraph B shall be amended to read as follows:

Bonus. In addition to the base salary provided for herein, beginning at year end 2001, Employee shall be eligible for incentive bonuses subject to goals and criteria to be determined by the Board of Directors of the Company.

5. In consideration of Employee’s waiver of future merit raises, Company and Employee agree that Company shall establish a Supplemental Executive Benefit Plan for the benefit of Employee.

6.   Except as modified by this Agreement, the terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name, by its corporate officer, thereunto duly authorized, and Employee has hereunto set his hand and seal as of the day and year first written above.

                    SUMMIT FINANCIAL GROUP, INC

                   By: /s/ H. Charles Maddy, III
                 H. Charles Maddy, III
                 President and Chief Executive Officer

                                                      /s/ Ronald Miller
                  Ronald Miller